Exhibit 23.3

KPMG Assurance and Consulting Services LLP Building No. 10, 8th Floor, Tower-B & C DLF Cyber City, Phase - II Gurugram - 122 002 (India) Tel: +91 124 307 4000 Fax: +91 124 254 9101

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 26, 2026, with respect to the consolidated financial statements of Genpact Limited, and the effectiveness of internal control over financial reporting, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG Assurance and Consulting Services LLP
Gurugram, Haryana, India
October 5, 2026

KPMG Assurance and Consulting Services LLP, an Indian limited liability partnership and a member firm of KPMG global organization of independent member firms affiliated with KPMG International
Limited, a private English company limited by guarantee

KPMG (Registered) (a partnership firm with Registration No. BA-62445)
converted into KPMG Assurance and Consulting Services LLP
(a Limited Liability Partnership with LLP Registration No. AAT-0367), with effect from July 23, 2020
Registered Office: 2nd Floor, Block T2 (B Wing) Lodha Excelus, Apollo Mills Compound, N M Joshi Marg, Mahalaxmi, Mumbai - 400 011.